 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2019

ENDRA Life Sciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC
Warrants, each to purchase one shares of Common Stock	NDRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Offering of Stock and Warrants

On December 11, 2019, ENDRA Life Sciences Inc. (the “Company”) closed a private placement offering (the “Offering”) in which the Company sold 6,338.490 shares of its Series A Convertible Preferred Stock (“Preferred Stock”) and 0.9 million shares of its common stock (“Common Stock”), along with warrants (the “Warrants” and, together with the shares Preferred Stock and Common Stock, the “Securities”) exercisable for an aggregate of 8.2 million shares of Common Stock to accredited investors (the “Investors”) for approximately $7.9 million of gross proceeds. The Offering was made pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 5, 2019, between the Company and the Investors. Pursuant to the Purchase Agreement, each Investor elected whether to receive shares of Preferred Stock or shares of Common Stock in the Offering. The Company plans to use the net proceeds from the Offering to repay outstanding convertible notes due April 2020 and for working capital and general corporate purposes.

In connection with the closing of the Offering (the "Closing"), the Company will file a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware setting forth the rights and preferences of the Preferred Stock. Each share of Preferred Stock has a $1,000 issue price (the “Issue Price”). Dividends accrue on the Issue Price at a rate of 6.0% per annum and are payable to holders of Preferred Stock as, when and if declared by the Company’s Board of Directors. Shares of Preferred Stock, including accrued but unpaid dividends, are convertible into Common Stock at a conversion price of $0.87 per share of Common Stock. The conversion price is subject to proportional adjustment for certain transactions relating to the Company’s capital stock, including stock splits, stock dividends and similar transactions. Holders of Preferred Stock are entitled to a liquidation preference in the event of any liquidation, dissolution or winding up of the Corporation based on their shares’ aggregate Issue Price and accrued and unpaid dividends. Holders may convert their shares of Preferred Stock into Common Stock at any time and the Company has the right to cause each holder to convert their shares of Preferred Stock in the event that (i) the average of the daily volume-weighted average price of Common Stock over any 10 consecutive trading days is greater than $1.74 (as adjusted for stock splits, stock dividends and similar transactions) and (ii) there is then an effective registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of Common Stock issuable upon such conversion of Preferred Stock (together, the “Forced Conversion Conditions”). Holders of shares of Preferred Stock vote with the holders of Common Stock and are entitled to a number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock are then convertible.

Each Warrant entitles the holder to purchase a share of Common Stock for an exercise price per share equal to $0.87. The Warrants are exercisable commencing immediately upon issuance and expire on the date five years after the date of the Closing (the “Closing Date”), unless earlier terminated pursuant to the terms of the Warrant. If, during the term of the Warrants, the Forced Conversion Conditions are met, the Company may deliver notice thereof to the holders of the Warrants and, after a 30-day period following such notice, any unexercised Warrants will be forfeited. The Warrants provide for cashless exercise in the event there is no effective registration statement registering under the Securities Act the resale of the shares of Common Stock issuable upon exercise of such Warrants.

 The Purchase Agreement includes customary representations, warranties and covenants. In connection with the Offering, the Company paid to the placement agent a commission of 8.0% of the gross proceeds from the Offering, will reimburse up to $35,000 of the placement agent’s documented expenses and will issue to the placement agent a warrant exercisable for 0.3 million shares of Common Stock (the “Placement Agent Warrant”). The terms of the Placement Agent Warrant are the same as those of the Warrants.

The foregoing description of the Certificate of Designations, the Warrants, and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Certificate of Designations, Form of Warrant, and the Form of Purchase Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company, the Investors and the Placement Agent entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) within 30 days of the Closing Date covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock, the shares of Common Stock issued at the Closing, and the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrant (collectively, the “Registrable Securities”). If the Registration Statement is not filed by that time, the Company will make pro rata payments to each holder of Registrable Securities in an amount equal to 1.0% of the aggregate amount invested by such holder pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof for which no Registration Statement is filed with respect to the Registrable Securities. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing and to remain effective until the earlier of the date that (i) all of the Registrable Securities have been sold or (ii) the Registrable Securities may be sold without restriction by each holder pursuant to Rule 144 under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Securities Purchase Agreement and Offering of Stock and Warrants” is incorporated herein by reference.

The Company offered and sold the Securities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in reliance upon the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K under the heading “Registration Rights Agreement,” the Company has agreed to provide certain registration rights with respect to certain of such securities.

Item 7.01     Regulation FD Disclosure.

On December 11, 2019, the Company issued a press release announcing the Closing. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities or any other securities of the Company. Neither the Securities nor the shares of Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants or the Placement Agent Warrant have been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company is filing this Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”) for the sole purpose of reporting its entry into the Purchase Agreement, as required by the rules and regulations of the Commission.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Designations of Series A Convertible Preferred Stock.
4.2	Form of Warrant.
10.1	Form of Securities Purchase Agreement dated December 5, 2019.
10.2	Form of Registration Rights Agreement.
99.1	Press Release dated December 11, 2019 issued by the Company, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
December 11, 2019
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer